SCHEDULE 14C

First Amendment

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary information statement	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement
Rio Bravo Oil, Inc.
(Name of Registrant as Specified in Its Charter)
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Preliminary Information Statement

Dated: June 13, 2012

RIO BRAVO OIL, INC.

5858 Westheimer, Suite 899

Houston, TX 77057

(713) 787-9060

INFORMATION STATEMENT

This information statement (this “Information Statement”) is furnished to the shareholders of Rio Bravo Oil, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about June 30, 2012.

The corporate actions involve the following proposals (the “Proposal”):

1) The number of shares of Stock authorized by the Company to be issued be increased from 150,000,000 shares to 170,000,000 shares and the Preferred Stock par value $0.001 authorized by the Company to issue be increased from 30,000,000 shares to 50,000,000 shares.

2) The Certificate of Designation for the Company’s Series A Redeemable Convertible Preferred Stock (“Certificate of Designation”) be amended in the following respects:

(a)                 The Certificate of Designation be amended to increase the number of authorized shares of Series A Redeemable Convertible Preferred Stock par value $0.001 from 15,500,000 to 25,000,000.

(b)                 The Certificate of Designation be amended to increase the Cumulative Series A Preferred Stock Dividend from three percent (3%) to five percent (5%), effective the date of the filing of a Certificate of Amendment with the Nevada Secretary of State.

(c)                 The Certificate of Designation be amended to change the Conversion Rate applicable to Series A Redeemable Convertible Preferred Stock par value $0.001 from one share of Company Common Stock for each share of Series A Redeemable Convertible Preferred Stock to 1.11 shares of Company Common Stock for each share of Series A Redeemable Convertible Preferred Stock, effective the date of the filing of a Certificate of Amendment with the Nevada Secretary of State.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 30, 2012 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, COLLECTIVELY HELD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL IS APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

By: /s/ Thomas Bowman Thomas Bowman
President and Chief Executive Officer Houston, TX June 13, 2012

RIO BRAVO OIL, INC.

5858 Westheimer, Suite 899

Houston, TX 77057

INFORMATION STATEMENT

June 13, 2012

_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Rio Bravo Oil, Inc., a Nevada corporation (the “Company”), and is expected to be mailed to shareholders on or about June 30, 2012.

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s shareholders, as of the close of business on April 30, 2012 (the “Record Date”), of corporate action taken pursuant to the consent or authorization of certain shareholders of the Company. Shareholders holding in excess of a majority of the Company’s outstanding common stock have acted upon the corporate matters outlined in this Information Statement, consisting of the following:

1) An increase in the number of shares of Stock authorized by the Company to be issued be from 150,000,000 shares to 170,000,000 shares and an increase in the number of shares of Preferred Stock par value $0.001 authorized by the Company to issue from 30,000,000 shares to 50,000,000 shares.

2) Amendment of the Certificate of Designation for the Company’s Series A Redeemable Convertible Preferred Stock in the following respects:

(a)                 Amendment of the Certificate of Designation to increase the number of authorized shares of Series A Redeemable Convertible Preferred Stock par value $0.001 from 15,500,000 to 25,000,000.

(b)                 Amendment of the Certificate of Designation to increase the Cumulative Series A Preferred Stock Dividend from three percent (3%) to five percent (5%), effective the date of the filing of a Certificate of Amendment with the Nevada Secretary of State.

(c)                 Amendment of the Certificate of Designation to change the Conversion Rate applicable to Series A Redeemable Convertible Preferred Stock par value $0.001 from one share of Company Common Stock for each share of Series A Redeemable Convertible Preferred Stock to 1.11 shares of Company Common Stock for each share of Series A Redeemable Convertible Preferred Stock, effective the date of the filing of a Certificate of Amendment with the Nevada Secretary of State.

The aforementioned actions are hereinafter referred to collectively as the “Proposal.

Who Is Entitled To Notice?

Each holder of an outstanding share of common stock or voting preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by certain shareholders who, as of the close of business on the Record Date, held in excess of fifty percent (50%) of the Company’s issued and outstanding voting shares of common and preferred stock who have voted in favor of the Proposal. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

What Corporate Matters Did The Majority of the Shareholders Vote For And How Did They Vote?

As of May 11, 2012, the Company had received executed consents from shareholders holding a total of 19,010,000 of the Company’s 37,881,686 eligible voting shares of Company common or preferred stock, which comprises a majority of the outstanding stock eligible to vote on such matters. The Shareholders provided consent with respect to the following matters:

1) An increase in the number of shares of Stock authorized by the Company to be issued be from 150,000,000 shares to 170,000,000 shares and an increase in the number of shares of Preferred Stock par value $0.001 authorized by the Company to issue from 30,000,000 shares to 50,000,000 shares.

2) Amendment of the Certificate of Designation for the Company’s Series A Redeemable Convertible Preferred Stock in the following respects:

(a)                 Amendment of the Certificate of Designation to increase the number of authorized shares of Series A Redeemable Convertible Preferred Stock par value $0.001 from 15,500,000 to 25,000,000.

(b)                 Amendment of the Certificate of Designation to increase the Cumulative Series A Preferred Stock Dividend from three percent (3%) to five percent (5%), effective the date of the filing of a Certificate of Amendment with the Nevada Secretary of State.

(c)                 Amendment of the Certificate of Designation to change the Conversion Rate applicable to Series A Redeemable Convertible Preferred Stock par value $0.001 from one share of Company Common Stock for each share of Series A Redeemable Convertible Preferred Stock to 1.11 shares of Company Common Stock for each share of Series A Redeemable Convertible Preferred Stock, effective the date of the filing of a Certificate of Amendment with the Nevada Secretary of State.

What Vote Is Required To Approve The Proposal?

With respect to the Proposal, the affirmative vote of a majority of the shares of common and preferred stock outstanding on the Record Date, or 18,940,843 shares, was required for approval of the amendment of the Company’s Articles of Incorporation and Certificate of Designation for Series A Redeemable Convertible Preferred Stock par value $0.001 which incorporated each of the matters detailed in the Proposal. Shareholders holding in excess of 18,940,843 shares have voted for the approval of the amendment.

The Company’s shareholders that have voted in favor of the Proposal and the number of shares of common and preferred stock within their voting control as of the Record Date are described below. These shareholders had 50.18% of the shares of the Company’s voting common and preferred stock. Accordingly, these shareholders had sufficient voting shares to approve the Proposal.

Shareholders Who Voted In Favor Of The Proposal

The table below indicates the holders of shares of the Company’s common and preferred stock that have voted in favor of the Proposal.

	Stock Voted on Record Date
Name	Number	Percent (1)

Clyde Berg	1,250,000	3.30%
DeRose Family Trust	300,000	0.79%
Discretionary Income Trust	750,000	1.98%
Essel Investments	1,525,010	4.03%
Fenmore Consultants	749,990	1.98%
FEQ Realty, LLC	750,000	1.98%
Moggle Investors	284,990	0.75%
RBR Preferred Holders	2,000,010	5.28%
SST Advisors Inc.	749,970	1.98%
Kenneth David Stevenson	1,250,000	3.30%
Wiltomo Redemption Foundation	1,000,020	2.64%
Petrina Advisors, Inc.	3,500,010	9.24%
Pan American Oil II, LLC (holder of Series A Preferred Stock)	4,900,000	12.94%

TOTAL:	19,010,000	50.18%

(1)	Applicable percentage of ownership is based on 37,881,686 shares of common and preferred stock outstanding as of the Record Date.

The above-indicated shareholder consents were directly solicited by telephonic communication from representatives of the Company. The consenting shareholders were advised of the reasons for and ramifications of the proposed changes. Upon receipt of oral consent, the Company then provided each consenting shareholder with a written form of consent, which each consenting shareholder executed and returned to the Company. Copies of each of these executed consent forms are on file in the records of the Company.

BENEFICIAL OWNERSHIP

The following table sets forth, as of May 7, 2012, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent (5%) of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

Class	Name and Address (2)	Nature of Beneficial Ownership	Number of Shares	Percent of Class (1)

Common	Thomas D. Bowman (3)	President, Chief Executive Office
		And Director	-0-	0.00%

Common	Carlos E. Buchanan II (3)	Treasurer, Chief Financial Officer
		and Director	-0-	0.00%

Common	Lynden Rose(3)	Secretary and Director	-0-	0.00%

Common	Petrina Advisors, Inc. (4)	10% holder	3,500,010	10.81%

Common	All Directors and Officers as a Group (3 persons)		-0-	0.00%

(1)

This table is based upon 32,381,686 issued and outstanding shares of Common Stock on May 1, 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)	Unless indicated otherwise, the address of the shareholder is 5858 Westheimer, Suite 699, Houston, TX 77057
(3) (4)

Indicates an officer and/or director of the Company

Petrina Advisors, Inc.’s address is 180 Madison Avenue, Suite 1702, New York, NY 10016; the beneficial owner of Petrina Advisors, Inc.

is Paul Vassilakos who has investment and voting power for Petrina Advisors, Inc.

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

THE PROPOSAL

The Proposal comprises the following action:

1) The number of shares of Stock authorized by the Company to be issued be increased from 150,000,000 shares to 170,000,000 shares and the Preferred Stock par value $0.001 authorized by the Company to issue be increased from 30,000,000 shares to 50,000,000 shares.

2) The Certificate of Designation for the Company’s Series A Redeemable Convertible Preferred Stock (“Certificate of Designation”) be amended in the following respects:

(a)                 The Certificate of Designation be amended to increase the number of authorized shares of Series A Redeemable Convertible Preferred Stock par value $0.001 from 15,500,000 to 25,000,000.

(b)                 The Certificate of Designation be amended to increase the Cumulative Series A Preferred Stock Dividend from three percent (3%) to five percent (5%), effective the date of the filing of a Certificate of Amendment with the Nevada Secretary of State.

(c)                 The Certificate of Designation be amended to change the Conversion Rate applicable to Series A Redeemable Convertible Preferred Stock par value $0.001 from one share of Company Common Stock for each share of Series A Redeemable Convertible Preferred Stock to 1.11 shares of Company Common Stock for each share of Series A Redeemable Convertible Preferred Stock, effective the date of the filing of a Certificate of Amendment with the Nevada Secretary of State.

Certificate of Amendment of Articles of Incorporation

Pursuant to the approval of the Proposal, the following amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State so that:

Article 3 of the Articles of Incorporation shall be as follows:

“Article 3, Authorized Stock: This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”.  The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Twenty Million (120,000,000) shares, par value $0.001.  The total number of shares of Preferred Stock which this Corporation is authorized to issue is Fifty Million (50,000,000) shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes.  The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

Certificate of Amendment of Certificate of Designation—Series A Redeemable Convertible Preferred Stock par value $0.001

Pursuant to the approval of the Proposal, the following amendment to the Company’s Certificate of Designation—Series A Redeemable Convertible Preferred Stock par value $0.001 (“Certificate of Designation”) shall be filed with the Nevada Secretary of State so that:

Section 1 of the Certificate of Designation shall be as follows:

“1. Creation of Series A Convertible Redeemable Preferred Stock; Rank.

There is hereby created a series of preferred stock consisting of 20,000,000 shares and designated as Series A Convertible Redeemable Preferred Stock, par value $.001 (the "Series A Preferred Stock"), having the voting rights, powers, preferences, and relative participating, optional and other special rights, qualifications, limitations and restrictions that are set forth below. The original issue price (the "Original Issue Price") of each share of Series A Preferred Stock shall be $1.00. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank (1) junior to any other class or series of preferred stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such class or series shall rank prior to the Series A Preferred Stock as to the payment of dividends or upon distribution of assets upon liquidation, winding up or dissolution (the "Senior Preferred Stock"), (2) pari passu with any other class or series of preferred stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such class or series shall rank pari passu with the Series A Preferred Stock as to the payment of dividends or upon distribution of assets upon liquidation, winding up or dissolution (the "Parity Preferred Stock") and (3) prior to any other class or series of preferred stock or other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, all classes of the Common Stock of the Corporation, whether now existing or hereafter created (all of such classes: or series of capital stock and other equity interests of the Corporation, including, without limitation, the Common. Stock, are collectively referred to herein as the "Senior Securities"). Unless specifically stated with respect to any other series of Preferred Stock of the Corporation, the Series A Preferred Stock shall be pari-passu with all other series of Preferred Stock of the Corporation and shall be considered a Parity Preferred Stock.

Section 2A of the Certificate of Designation shall be as follows:

“2.    Dividends.

A.                Cumulative Series A Preferred Stock Dividend. The Corporation shall pay the holders of Series A Preferred Stock a dividend in an amount equal to five percent (5%) per annum multiplied by the Original Issue Price of the Series A Preferred Stock (“Cumulative Preferred Dividend”). Cumulative Preferred Dividends shall be payable in quarterly installments in cash or in kind, at the sole option of the Corporation. Cumulative Preferred Dividends shall be cumulative and all Series A Preferred stockholders must receive their full Cumulative Preferred Dividends before any common shareholders are paid dividends. Cumulative Preferred Dividends shall be prorated from the date of the original sale of the Series A Preferred Stock to the date or dates when such shares of Series A Preferred Stock are either converted to shares of the Corporation’s Common Stock or redeemed by the Corporation.”

Section 4A of the Certificate of Designation shall be as follows:

“4.    Conversion.

A.                        Each share of Series A Preferred Stock may be converted by any holder thereof, without any further consideration, at any time, into 1.11 shares of Common Stock (the “Conversion Rate”).”

Purpose of Authorizing Additional Shares of Preferred Stock

The Board believes that having additional authorized shares of preferred stock available for issuance in the future should give the Company greater flexibility to raise essential additional capital for the Company without the expense and delay of a special shareholders’ meeting. Notwithstanding, the issuance of shares of preferred stock having special voting provisions could alter the control of the Company by the holders of the Company’s shares of common stock. Although such issuance of preferred shares with respect to future financings and acquisitions would dilute existing shareholders if the shares are convertible into shares of common shares, the Board believes that such transactions would increase the value of the Company to its shareholders. In addition, by delegating to the Company’s board of directors the right to designate and issue from time to time, in one or more series, shares of Preferred Stock par value $0.001 subject to such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof hereinafter adopted by the Company’s board of directors and to specifically delineate right of the Company’s board of directors to issue shares of Common and Preferred Stock for such consideration as may be determined by the Company’s board of directors and to issue rights or options to acquire such shares on terms and conditions to be determined by the Company’s Board of Directors gives the Board the flexibility to act quickly in response to various business opportunities, without the expense and delay of calling a special shareholders’ meeting.

Advantages and Disadvantages of Authorizing Additional Shares of Preferred Stock

There are certain advantages and disadvantages of voting for the authorization of additional shares of preferred stock. The advantages include:

•	The ability to raise capital by issuing preferred stock under possible financing transactions, if any.

•	To have shares of preferred stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	Dilution to the existing shareholders, which could cause the market price of our stock to decline.

•	The issuance of shares of preferred stock having special voting provisions could alter the control of the Company by the holders of the Company’s shares of common stock.

•	The issuance of authorized but unissued preferred stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

At this date, the only plans the Company currently has with respect to the additional authorized shares is the following:

  Allow for a potential over-allotment of Series A Preferred shares in connection with the Company’s current offering of 10,000,000 shares of series A Preferred shares as previously disclosed by the Company.

  To permit payment in kind of Preferred Stock Dividends on the Series A Preferred stock.

  To provide the Company flexibility to issue additional shares should the need or opportunity arise in the future.

Purpose of Amending the Certificate of Designation for Series A Redeemable Convertible Preferred Stock par value $0.001

The Board believes that having additional authorized shares of Series A Redeemable Convertible Preferred Stock par value $0.001 will permit the Company to have shares of such stock available for issuance in the future, which should give the Company greater flexibility to raise essential additional capital for the Company without the expense and delay of a special shareholders’ meeting. Additionally, the additional designated shares can be utilized for payment of Cumulative Series A Preferred Stock Dividends in kind rather than utilizing the cash resources of the Company which can be deployed in a manner which is more beneficial to the Company.

The Board further believes that the change in the Cumulative Series A Preferred Stock Dividend Rate and the Conversion Rate applicable to the shares will make the shares more attractive to potential investors, which in turn will facilitate the Company raising additional capital required for the Company’s operations.

Advantages and Disadvantages of Authorizing Amendment of the Certificate of Designation for Series A Redeemable Convertible Preferred Stock par value $0.001

There are certain advantages and disadvantages of voting for the authorization to amend the Certificate of Designation for Series A Redeemable Convertible Preferred Stock par value $0.001. The advantages include:

•	More favorable investor terms to better facilitate the sale of additional shares of Series A Redeemable Convertible Preferred Stock par value $0.001 to potential investors.

•	More favorable terms to better facilitate the use of Series A Redeemable Convertible Preferred Stock par value $0.001 for potential acquisitions.

The disadvantages include:

•	Dilution to the existing shareholders, which could cause the market price of our stock to decline.

•	Additional cost and dilution as a result of the increase in the Series A Preferred Stock Dividend rate and the conversion rate of the Series A Redeemable Convertible Preferred Stock par value $0.001 into shares of Company Common Stock.

Recommendation of the Board of Directors

Our Board unanimously recommended the approval of the proposed amendment of the Company’s Articles of Incorporation and the proposed amendment of the Certificate of Designation for Series A Redeemable Convertible Preferred Stock par value $0.001.

DESCRIPTION OF SECURITIES

Shares

The Company has authorized capital of 150,000,000 shares of capital stock, 120,000,000 of which is designated Common Stock par value $.001 and 30,000,000 of which is designated Preferred Stock par value $.001. As of May 7, 2012, the Company had 32,381,686 shares of Common Stock issued and outstanding. The Company also has 5,500,000 shares of Series A Convertible Redeemable Preferred Stock issued and outstanding.

Preferred Stock

The Company has authorized the issuance of up to 30,000,000 shares of Preferred Stock par value $.001 in such amounts and series as may be determined by the Company’s Board of Directors.

The Company issued 5,500,000 shares of Series A Convertible Redeemable Preferred Stock valued at $1.00 per share to Pan American in consideration of the acquisition of Pan American through the Share Exchange Agreement. The Series A Preferred Shares is convertible in accordance with the terms of the Certificate of Designations, at the option of the holder, into shares of Company Common Stock on a one for one basis into an aggregate of 5,500,000 (post-split) shares. The Series A Preferred Shares carry a Cumulative Dividend payable at a rate of three percent (3%) per annum and the Company is obligated to redeem each share of Series A Preferred which remains issued and outstanding on January 31, 2019 for a price equal to the sum of the Original Issue Price and the aggregate amount of any unpaid Cumulative Preferred Dividends at a rate of three percent (3%) per annum (as defined in the Certificate of Designations). Series A Preferred Shares are entitled to vote with Common Shares on an as-converted basis.

Each holder of shares of Series A Redeemable Convertible Preferred Stock par value $0.001 shall be entitled to as many votes as shall equal the number of shares of Company Common Stock into which the Preferred Stock is convertible.

Common Stock

The Company has authorized the issuance of up to 120,000,000 of Common Stock par value $.001. As of May 7, 2012, the Company had 32,381,686 shares of Common Stock issued and outstanding, none of which are held by affiliates of the Company.

Each holder of shares of Common Stock par value $0.001 shall be entitled to as many votes as shall equal the number of shares of Company Common Stock held by the shareholder.

Limitation of Liability; Indemnification

The Company’s Bylaws include an indemnification provision whereby we have agreed to indemnify directors and officers of the Company to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the U.S. Securities & Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions In Charter Documents

Pursuant to the terms of our Bylaws, our authorized but unissued common and preferred shares are available for future issuance without having to obtain shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

FINANCIAL AND OTHER INFORMATION

The Company incorporates by reference the following reports filed with the U.S. Securities and Exchange Commission:

  Form 10-K Annual Report for the period ended September 30, 2011 filed with the Commission on December 29, 2011;

  Form 10-Q Quarterly Report for the period ended December 31, 2011 filed with the Commission on February 6, 2012;

  Form 10-Q Quarterly Report for the period ended March 31, 2012 filed with the Commission on May 15, 2012;

Additional Information

Additional information concerning Rio Bravo Oil, Inc., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at http://www.sec.gov.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No shareholder has requested the Company to include any proposals in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one (1) or more of the shareholders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 5858 Westheimer, Suite 899, Houston, TX 77057; or by calling the Company at (713) 787-9060 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

By Order of the Board of Directors
Houston, TX
Date: June 13, 2012	By	/s/ Thomas Bowman
Thomas Bowman
President, Chief Executive Officer